UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2015

CICERO INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26392	11-2920559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 Regency Parkway Suite 542 Cary, North Carolina	27518
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 380-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement

On April 8, 2015, Cicero Inc. (the “Company”) entered into an Exchange Agreement with John L. Steffens, the Company’s Chairman of the Board, to convert an aggregate of $6,950,514 of principal amount of debt into 69,505,140 shares of the Company’s common stock at a conversion rate of $0.10 per share. The debt was represented by various promissory notes issued by the Company to Mr. Steffens between March 2012 and January 2015.

Item 3.02 — Unregistered Sales of Equity Securities

The securities described in Item 1.01 above are not registered under the Securities Act of 1933, as amended (the “Securities Act”), and therefore may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act. The securities were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

The information required by this Item 3.02 is incorporated by reference to Item 1.01 of this Current Report on Form 8-K.

Item 5.01 — Changes in Control of Registrant

As a result of the transaction described in Item 1.01 above, the number of the Company’s shares of common stock beneficially owned by John L. Steffens, the Company’s Chairman of the Board, increased to 109,588,786 shares, and Mr. Steffen’s overall all percentage of beneficial ownership of the Company’s common stock increased from 42.9% to 67.2%.

The information required by this Item 5.01 is incorporated by reference to Item 1.01 of this Current Report on Form 8-K.

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cicero Inc.

Date: April 10, 2015	By:	/s/ John P. Broderick
John Broderick,
Chief Executive Officer